As filed with the Securities and Exchange Commission on May 15, 2024

Registration Statement No. 333-279284

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3 /A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	30-09835313845
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

203 Redwood Shores Parkway, Suite 600
Redwood City, CA 94065

(800) 590 4155

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Waqaas Al-Siddiq

Chief Executive Officer

Biotricity Inc.

203 Redwood Shores Parkway, Suite 600

Redwood City, CA 94065

(800) 590 4155

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia

Jeff Cahlon

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

New York, New York 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 15, 2024

PRELIMINARY PROSPECTUS

2,095,238 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 2,095,238 (the “Conversion Shares”) shares of common stock, par value $0.001 per share (the “Common Stock”), of Biotricity Inc. by the selling stockholder identified in this prospectus (the “Selling Stockholder”), including its pledgees, assignees, donees, transferees or its respective successors-in-interest, issuable upon the conversion of 220 shares of our Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) issued to the Selling Stockholder pursuant to a private placement transaction (the “2024 Private Placement”), including conversion of any accrued but unpaid dividends and other amounts due. The number of Conversion Shares was calculated based upon the number of shares of Series B Preferred Stock sold in the 2024 Private Placement, multiplied by $10,000 (the stated value of the Series B Preferred Stock), divided by $1.05 (80% of the volume-weighted average price (“VWAP”) of the Common Stock on April 30, 2024, which is similar to the calculation of the alternate conversion price of the Series B Preferred Stock as set forth in the certificate of designations of the Series B Preferred Stock (the “Certificate of Designations”). On September 19, 2023, we filed a prospectus supplement to our registration statement on Form S-3 registering 220 shares of Series B Preferred Stock and the 1,704,593 shares of Common Stock issuable upon conversion of the 220 shares of Series B Preferred Stock. The Certificate of Designations provides that we shall not issue shares of Common Stock upon conversion of the Series B Preferred Stock in an amount exceeding 19.9% of the outstanding Common Stock as of the initial date of issuance of Series B Preferred Stock (the “Nasdaq Limit”), which is equal to 1,704,593 shares of Common Stock, unless we receive stockholder approval for the issuance of in excess of 1,704,593 shares of Common Stock upon conversion of the Series B Preferred Stock (the “Stockholder Approval”). Therefore, the Selling Stockholder will not be able to fully convert all 220 shares of Series B Preferred Stock and will not be able to be issued all of the Conversion Shares being registered pursuant to the registration statement of which this prospectus forms a part without obtaining Stockholder Approval of such issuance to the extent the issuance would exceed the Nasdaq Limit.

The Selling Stockholder acquired 110 shares of the Series B Preferred Stock in the initial closing of the 2024 Private Placement on March 25, 2024 (the “First Closing”), an additional 39 shares of the Series B Preferred Stock in the second closing of the 2024 Private Placement on April 30, 2024 (the “Second Closing”), and an additional 71 shares of Series B Preferred Stock in the third closing of the 2024 Private Placement on May 15, 2024 (the “Third Closing”). We are filing the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with the Selling Stockholder to provide for the resale by the Selling Stockholder of the shares of Common Stock offered hereby. See “Selling Stockholder” beginning on page 8 of this prospectus for more information about the Selling Stockholder. The registration of the shares of Common Stock to which this prospectus relates does not require the Selling Stockholder to sell any of its shares of our Common Stock.

We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares covered hereby. See “Use of Proceeds” beginning on page 7 of this prospectus.

The Selling Stockholder identified in this prospectus, or its pledgees, assignees, donees, transferees or its respective successors-in-interest, from time to time may offer and sell through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution” beginning on page 10 of this prospectus for more information about how the Selling Stockholder may sell its respective shares of Common Stock. See the section entitled “Selling Stockholder” on page 8.

In connection with the 2024 Private Placement, we have agreed to bear all of the expenses in connection with the registration of the shares of Common Stock pursuant to this prospectus. The Selling Stockholder will pay or assume all commissions, discounts, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, attributable to its sales of the shares of Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “BTCY.” On May 14, 2024, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $1.12 per share.

An investment in shares of our shares of Common Stock involves risks. See the “Risk Factors” beginning on page 5 and the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, all of which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.biotricity.com., shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Biotricity,” “the company,” “we,” “us,” “our” and similar references refer to Biotricity, Inc., an entity incorporated under the laws of the State of Nevada, and where appropriate our consolidated subsidiaries. “This offering” refers to the offering contemplated in this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Stockholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the securities offered by it described in this prospectus.

This prospectus provides you with a general description of the shares of Common Stock the Selling Stockholder may offer. A prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Stockholder has authorized anyone to provide you with information different from that contained, or incorporated by reference, in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus filed by us with the SEC. Neither we nor the Selling Stockholder take any responsibility for, or provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights about us and selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus and the documents incorporated by reference carefully, especially the risks of investing in our Common Stock discussed under and incorporated by reference in “Risk Factors” on page 5 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.

Company Overview

We are a medical technology company focused on biometric data monitoring solutions. Our aim is to deliver innovative, remote monitoring solutions to the medical, healthcare, and consumer markets, with a focus on diagnostic and post-diagnostic solutions for lifestyle and chronic illnesses. We approach the diagnostic side of remote patient monitoring by applying innovation within existing business models where reimbursement is established. We believe this approach reduces the risk associated with traditional medical device development and accelerates the path to revenue. In post-diagnostic markets, we intend to apply medical grade biometrics to enable consumers to self-manage, thereby driving patient compliance and reducing healthcare costs. We first focused on a segment of the ambulatory diagnostic cardiac market, otherwise known as COM, while also providing the capability to perform all types of ambulatory cardiac studies.

We developed our Bioflux® (“Bioflux”) COM technology, which has received clearance from the U.S. Food and Drug Administration (“FDA”), comprised of a monitoring device and software components, which we made available to the market under limited release on April 6, 2018, to assess, establish and develop sales processes and market dynamics. Full market release of the Bioflux device for commercialization occurred in April 2019. The fiscal year ended March 31, 2021 marked our first year of expanded commercialization efforts, focused on sales growth and expansion. In 2021, we announced the initial launch of Bioheart, a direct-to-consumer heart monitor that offers the same continuous heart monitoring technology used by physicians. In addition to developing and receiving regulatory approval or clearance of other technologies that enhance our ecosystem, in 2022, we announced the launch of our Biotres Cardiac Monitoring Device (“Biotres”), a three-lead device for ECG and arrhythmia monitoring intended for lower risk patients, a much broader addressable market segment. We have since expanded our sales efforts to 33 states, with intention to expand further and compete in the broader US market using an insourcing business model. Our technology has a large potential total addressable market, which can include hospitals, clinics and physicians’ offices, as well as other Independent Diagnostic Testing Facilities (“IDTFs”). We believe our technological and clinical advantage with our solution’s insourcing model, which empowers physicians with state-of-the-art technology and charges technology service fees for its use, has the benefit of a reduced operating overhead for us, and enables a more efficient market penetration and distribution strategy.

We are a technology company focused on earning utilization-based recurring technology fee revenue. Our ability to grow this type of revenue is predicated on the size and quality of our sales force and their ability to penetrate the market and place devices with clinically focused, repeat users of our cardiac study technology. We plan to grow our sales force to address new markets and achieve sales penetration in the markets currently served.

General Corporate Information

Our principal executive office is located at 203 Redwood Shores Pkwy Suite 600, Redwood City, California, and our telephone number is (800) 590-4155. Our website address is www.biotricity.com. Our company was incorporated on August 29, 2012 in the State of Nevada.

iMedical Innovations Inc. (“iMedical”) was incorporated on July 3, 2014 under the Canada Business Corporations Act. On February 2, 2016, we completed the acquisition of iMedical and moved the operations of iMedical into Biotricity Inc. through a reverse take-over (the “Acquisition Transaction”).

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2024 Private Placement

On March 25, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with the Selling Stockholder for the issuance and sale, in the 2024 Private Placement of 110 shares of the Series B Preferred Stock at a purchase price of $9,090.91 per share of Series B Convertible Preferred Stock, for gross proceeds of $1,000,000. Subject to the satisfaction of certain closing conditions set forth in the Purchase Agreement, at any time prior to the 30th calendar day following the initial closing date (the “First Closing”), we had the right to require the Selling Stockholder to consummate a second closing (the “Second Closing”) to purchase an additional 110 shares of our Series B Preferred Stock at a purchase price of $9,090.91 per share for gross proceeds of $1,000,000. The First Closing of the sale of the initial 110 shares of Series B Preferred Stock was effected on March 25, 2024. On April 30, 2024, we consummated the Second Closing pursuant to the Purchase Agreement and sold to the Selling Stockholder an additional 39 shares of Series B Preferred Stock for gross proceeds of $354,545. On May 15, 2024, we consummated the Third Closing pursuant to the Purchase Agreement pursuant to which we sold 71 shares of Series B Preferred Stock to the Selling Stockholder for gross proceeds of $645,455.

Pursuant to the Purchase Agreement, we have also agreed to seek the approval of our stockholders that may be required upon conversion of the Series B Preferred Stock (the “Stockholder Approval”), if required by the applicable rules and regulations of Nasdaq Capital Market. We have agreed to hold an annual or special meeting of stockholders for the purpose of obtaining Stockholder Approval as soon as practicable, but in no event later than 75 days following the date on which two conversions of Series B Preferred Stock by the Selling Stockholder would require approval of the Company’s stockholder, and to hold a meeting every three (3) months thereafter for the purpose of obtaining Stockholder Approval if the proposal is not approved at the first meeting until Stockholder Approval is obtained.

We also entered into a Registration Rights Agreement, dated March 25, 2024, with the Selling Stockholder (the “Registration Rights Agreement”), pursuant to which we agreed, among other things, to: (i) within forty-five (45) days after the date of the Purchase Agreement, with respect to the shares issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”) that may, from time to time, be issued or become issuable to the Selling Stockholder with respect to the shares Series B Preferred Stock under the Purchase Agreement on the First Closing, and (ii) within ten (10) days after the Second Closing with respect to the Conversion Shares that may, from time to time, be issued or become issuable to the Selling Stockholder with respect to the shares of Series B Preferred Stock under the Purchase Agreement on the Second Closing, file with the SEC an initial registration statement (the “Registration Statement”) covering the maximum number of Registrable Securities (as such term is defined in the Registration Rights Agreement), to have the Registration Statement declared effective within 30 calendar days of filing of the Registration Statement (or 90 calendar days if the Registration Statement is subject to a full review). In the event of the failure to comply with deadlines to file the Registration Statement or to have such Registration Statement declared effective, we are obligated in each event to issue to the Selling Stockholder 100,000 shares of Common Stock.

Series B Preferred Stock

Pursuant to the Certificate of Designations filed with the Nevada Secretary of State, 600 shares of our shares of preferred stock have been designated as Series B Preferred Stock. Each share of Series B Preferred Stock has a stated value of $10,000 per share (the “Stated Value”).

The Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the holders of the majority of the outstanding shares of Series B Preferred Stock consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock.

Holders of Series B Preferred Stock will be entitled to receive cumulative dividends (“Dividends”), in shares of our Common Stock or cash on the Stated Value at an annual rate of 8% (which will increase to 15% if a Triggering Event (as defined in the Certificate of Designations)) occurs. Dividends will be payable upon conversion of the Series B Preferred Stock, upon any redemption, or upon any required payment upon any Bankruptcy Triggering Event (as defined in the Certificate of Designations).

Holders of Series B Preferred Stock will be entitled to convert shares of Series B Preferred Stock into a number of shares of Common Stock determined by dividing the Stated Value (plus any accrued but unpaid dividends and other amounts due) (the “Conversion Amount”) by the conversion price. The initial conversion price is $3.50, subject to adjustment in the event of a subdivision or combination of our Common Stock, our issuance or sale or securities that are convertible or exchangeable into shares of Common Stock at a price which varies or may vary with the market price of the Common Stock, or we issue or sell Common Stock at a price lower than the then-effective conversion price. Holders may not convert the Series B Preferred Stock to Common Stock to the extent such conversion would cause such holder’s beneficial ownership of Common Stock to exceed 4.99% (or, at the option of the Selling Stockholder 9.99%) of the outstanding Common Stock (the “Beneficial Ownership Limitation”). In addition, we will not issue shares of Common Stock upon conversion of the Series B Preferred Stock in an amount exceeding 19.9% of the outstanding Common Stock as of the initial date issuance of Series B Preferred Stock (the “Initial Issuance Date”) unless we receive stockholder approval for such issuances. Based on the foregoing, the maximum number of shares of Common Stock that was initially issuable upon conversion of the Series B Preferred Stock to be issued pursuant to the Purchase Agreement was 1,704,593 shares, which has been reduced to 772,210 shares of Common Stock after taking into account the 932,383 shares of Common Stock issued upon conversion of 65 of the 220 shares of Series B Preferred Stock issued in September 2023.

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Holders may elect to convert shares of Series B Preferred Stock to Common Stock at an alternate conversion price (the “Alternate Conversion Price”) equal to 80% (or 70% if our Common Stock is suspended from trading on or delisted from a principal trading market or if we have effected a reverse split of the Common Stock) of the lowest daily volume weighed average price of the Common Stock during the Alternate Conversion Measuring Period (as defined in the Certificate of Designations). In the event we receive a conversion notice that elects an Alternate Conversion Price, we may, at our option, elect to satisfy our obligation under such conversion with payment in cash in an amount equal to 110% of the Conversion Amount.

The Series B Preferred Stock will automatically convert to Common Stock upon the 24-month anniversary of the Initial Issuance Date of the Series B Preferred Stock.

At any time after the earlier of a holder’s receipt of a Triggering Event notice and such holder becoming aware of a Triggering Event and ending on the 20th trading day after the later of (x) the date such Triggering Event is cured and (y) such holder’s receipt of a Triggering Event notice, such holder may require us to redeem such holder’s shares of Series B Preferred Stock. Upon any Bankruptcy Triggering Event (as defined in the Certificate of Designations), we will be required to immediately redeem all of the outstanding shares of Series B Preferred Stock. We will have the right at any time to redeem all or any portion of the Series B Preferred Stock then outstanding at a price equal to 110% of the Stated Value plus any accrued but unpaid dividends and other amounts due.

Holders of the Series B Preferred Stock will not have the right to vote the shares of Series B Preferred Stock other than under limited circumstances.

The foregoing summary of the terms of the Series B Preferred Stock is qualified in its entirety by reference to the Certificate of Designations for the Series B Preferred Stock, which is incorporated herein by reference.

Voting Agreement

In connection with the Purchase Agreement, we and certain of our stockholders entered into a voting agreement, agreeing to vote their shares of the Company that are entitled to vote at a meeting of our stockholders, or to sign an action by written consent of our stockholders, in favor of Stockholder Approval and against any proposal or other corporate action that would result in a breach of the Purchase Agreement and any transaction document entered in connection therewith.

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THE OFFERING

Terms of the Offering

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest will determine when and how it sells the shares offered in this prospectus and may, from time to time, sell any or all of its shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Shares of Common Stock offered by the Selling Stockholder	2,095,238 shares of Common Stock (subject to obtaining Stockholder Approval of the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock to the extent the issuance would exceed the Nasdaq Limit)

Use of Proceeds	The Selling Stockholder will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus. See “Use of Proceeds.”

Risk Factors

You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our Common Stock.

Nasdaq Global Select Market symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “BTCY.”

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RISK FACTORS

Investing in our shares of Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our Common Stock in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below and incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. For more information, see the section entitled “Where You Can Find More Information.”

Risks Related to this Offering

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering Common Stock issuable upon the conversion of the Series B Preferred Stock issued in the 2024 Private Placement. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholder may sell such shares at different times and at different prices.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

We may from time-to-time issue additional shares of Common Stock or preferred stock. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, Common Stock or preferred stock. Any future issuances of Common Stock or securities convertible into Common Stock, would further dilute the percentage ownership of us held by holders of Common Stock. In addition, the issuance of certain securities, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Because we will not declare cash dividends on our Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain all available funds and future earnings, if any, to fund the development and growth of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:

●	From time to time we have, and may in the future, experience a shortfall in cash.

●	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

●	We have incurred net losses in prior periods and there can be no assurance that we will generate income in the future.

●	We will need to raise additional capital to fund our existing operations.

●	We are dependent on the services of key personnel, a few customers and vendors.

●	The loss of one or a few customers or vendors could have a material adverse effect on us.

●	We can be adversely affected by failures of persons who act on our behalf to comply with applicable regulations.

●

Unfavorable global economic conditions, including any adverse macroeconomic conditions or geopolitical events could adversely affect our business, financial condition, results of operations or liquidity.

●	Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

●

We currently do not intend to pay dividends on our Common Stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.

●	We may issue shares of preferred stock or Common Stock in the future, which could dilute your percentage ownership of the Company.

●	Our failure to comply with continued listing requirements of the Nasdaq Capital Market.

●	Risks relating to ownership of our Common Stock, including high volatility and dilution.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors” in this prospectus and in the documents incorporated herein by reference. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the documents incorporated by reference herein. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

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USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus (see section entitled “Selling Stockholder” below).

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SELLING STOCKHOLDER

We are registering the offer and sale of 2,095,238 shares of our Common Stock issuable upon conversion of the Series B Preferred Stock, subject to obtaining Stockholder Approval of the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock to the extent the issuance would exceed the Nasdaq Limit, including conversion of any accrued but unpaid dividends and other amounts due thereon, issued to the Selling Stockholder identified in the table below pursuant to the 2024 Private Placement, to permit it, or its permitted transferees or other successors-in-interest that may be identified in a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

On March 25, 2024, we entered into the Purchase Agreement with the Selling Stockholder for the issuance and sale, in the 2024 Private Placement of up to 220 shares of the Series B Preferred Stock at a purchase price of $9,090.91 per share of Series B Convertible Preferred Stock, for gross proceeds of $2,000,000. The First Closing of the sale of the initial 110 shares of Series B Preferred Stock was effected on March 25, 2024 and we received gross proceeds of $1,000,000. Subject to the satisfaction of certain closing conditions set forth in the Purchase Agreement, at any time prior to the 30th calendar day following the First Closing, we had the right to require the Selling Stockholder to consummate the Second Closing to purchase up to an additional 110 shares of our Series B Preferred Stock at a purchase price of $9,090.91 per share for gross proceeds of $1,000,000. On April 30, 2024, we consummated the Second Closing pursuant to the Purchase Agreement and sold to the Selling Stockholder an additional 39 shares of Series B Preferred Stock for gross proceeds of $354,545. On May 15, 2024, we consummated the Third Closing pursuant to the Purchase Agreement pursuant to which we sold to the Selling Stockholder an additional 71 shares of Series B Preferred Stock for gross proceeds of $645,455.

The following table sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the Selling Stockholder as of May 15, 2024. The information in the table below with respect to the Selling Stockholder has been obtained from the Selling Stockholder. When we refer to the “Selling Stockholder” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the Selling Stockholder listed in the table below as offering shares, as well as its pledgees, assignees, donees, transferees or successors-in-interest. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the Selling Stockholder, we are referring to the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock (including conversion of any accrued but unpaid dividends and other amounts due thereon) issued to the Selling Stockholder pursuant to the 2024 Private Placement, without giving effect to the Beneficial Ownership Limitation described above. The Selling Stockholder may sell all, some or none of the shares of Common Stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.

The number of shares of Common Stock beneficially owned prior to the offering for the Selling Stockholder includes all shares of our Common Stock beneficially held by the Selling Stockholder as of May 15, 2024, which includes all shares of Common Stock issuable upon conversion of the Series B Preferred Stock currently held by the Selling Stockholder, without giving effect to the Beneficial Ownership Limitation and the Nasdaq Limit. The shares reported under “Maximum Number of Shares of Common Stock Being Offered for Resale” consist of the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock (including conversion of any accrued but unpaid dividends and other amounts due thereon) issued to the Selling Stockholder in the 2024 Private Placement, without giving effect to the Beneficial Ownership Limitation or the Nasdaq Limit.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. In computing the number of shares of our Common Stock beneficially owned by the Selling Stockholder and the percentage ownership of the Selling Stockholder, we deemed outstanding shares of Common Stock issuable upon the conversion of the Series B Preferred Stock held by the Selling Stockholder because we expect it will all be convertible within 60 days of May 15, 2024. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any Selling Stockholder named below.

We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the Selling Stockholder upon termination of the offering covered by this prospectus because the Selling Stockholder may offer some, all or none of the shares of Common Stock being offered in the offering. Information about the Selling Stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

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	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Maximum Number of Shares of Common	Shares of Common Stock To Be Beneficially Owned Immediately Following the Sale of Such Shares of Common Stock
Selling Stockholder	Number	Stock Being Offered for Resale	Number (2)	Percentage (2) (3)
Ionic Ventures LLC	3,713,196	2,095,238	1,617,958	11.0%

*less than one percent

(1)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” includes 379,863 shares of Common Stock held by Ionic Ventures LLC and 3,333,333 shares of Common Stock issuable to Ionic Ventures LLC upon conversion of 350 shares of Series B Preferred Stock held by Ionic Ventures LLC at an assumed conversion price of $1.05. Brendan O’Neil and Keith Coulston are the managers of Ionic Ventures, LLC and in such capacity have joint voting and dispositive power over shares held by Ionic Ventures, LLC. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. Ionic Ventures LLC and its affiliated entities are prohibited from converting such shares of Series B Preferred Stock, if, as a result of such conversion, they would beneficially own more than 4.99% of the total number of shares of Common Stock then issued and outstanding immediately after giving effect to the conversion. The number of shares beneficially owned prior to and following the offering does not reflect this limitation. The address of the foregoing entity is 3053 Fillmore Street, Suite 256, San Francisco, California 94123.

(2)	Assumes that all shares of Common Stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that the Selling Stockholder does not acquire additional shares of our Common Stock after the date of this prospectus and prior to completion of this offering.

(3)	Based on 11,396,096 shares of our Common Stock issued and outstanding as of May 15, 2024.

Relationship with Selling Stockholder

The Selling Stockholder has not had any material relationship with the registrant or any of its predecessors or affiliates, within the past three years, except as hereinafter described. On September 19, 2023, we entered into a securities purchase agreement with the Selling Stockholder for the issuance and sale of 220 shares of our Series B Preferred Stock at a purchase price of $9,090.91 per share of Series B Preferred Stock, or gross proceeds of $2,000,000 (the “September 2023 Private Placement”). The maximum number shares of Common Stock of the Company that are issuable upon conversion of, or as dividends on, the shares of Series B Preferred Stock is 1,704,593 shares of Common Stock (the Nasdaq Limit), which number of shares is equal to 19.9% of the outstanding Common Stock of the Company as of the initial date issuance of Series B Preferred Stock on September 19, 2023, pursuant to the limitation on conversion contained with the Certificate of Designations, unless the Company receives stockholder approval to issue shares of Common Stock upon conversion of the Series B Preferred Stock in excess of the Nasdaq Limit. On September 19, 2023, we filed a prospectus supplement to our registration statement on Form S-3 (File No. 333-255544) filed with the Securities and Exchange Commission on April 27, 2021, and declared effective May 4, 2021, registering 220 shares of Series B Preferred Stock and the 1,704,593 shares of Common Stock issuable upon conversion of the 220 shares of Series B Preferred Stock.

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PLAN OF DISTRIBUTION

The Selling Stockholder, which as used herein includes pledgees, assignees, donees, transferees or its respective successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a pledge, assignment, gift, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholder to include the pledgee, transferee or other successors-in-interest as Selling Stockholder under this prospectus. The Selling Stockholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Stockholder from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A Selling Stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. Pursuant to the Registration Rights Agreement with the Selling Stockholder, we agreed, among other things, to: (i) within forty-five (45) days after the date of the Purchase Agreement, with respect to the Conversion Shares that may, from time to time, be issued or become issuable to the Selling Stockholder with respect to the shares Series B Preferred Stock under the Purchase Agreement on the First Closing, and (ii) within ten (10) days after the Second Closing with respect to the Conversion Shares that may, from time to time, be issued or become issuable to the Selling Stockholder with respect to the shares of Series B Preferred Stock under the Purchase Agreement on the Second Closing, file with the SEC a Registration Statement covering the maximum number of Registrable Securities (as such term is defined in the Registration Rights Agreement), to have the Registration Statement declared effective within 30 calendar days of filing of the Registration Statement (or 90 calendar days if the Registration Statement is subject to a full review). In the event of the failure to comply with deadlines to file the Registration Statement or to have such Registration Statement declared effective, we are obligated in each event to issue to the Selling Stockholder 100,000 shares of Common Stock.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Parsons Behle & Latimer.

EXPERTS

The consolidated financial statements as of March 31, 2023 and 2022, and for each of the two years in the period ended March 31, 2023 incorporated by reference in this prospectus have been so incorporated in reliance on the report of SRCO Professional Corporation, an independent registered public accounting firm, incorporated by reference, given on the authority of said firm as experts in auditing and accounting. The report of SRCO Professional Corporation contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we, the Selling Stockholder nor any agent, underwriter or dealer has authorized any person to provide you with different information. Neither we nor the Selling Stockholder are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about Biotricity, Inc. is contained at our website, www.biotricity.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-40761. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 filed with the SEC on June 29, 2023;
●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2023, filed with the SEC on February 20, 2024;
●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 14, 2023;
●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 14, 2023;
●	Our Current Reports on Form 8-K filed with the SEC on April 3, 2023, May 18, 2023, July 5, 2023, July 20, 2023, August 4, 2023, September 20, 2023, November 6, 2023, February 2, 2024, March 26, 2024, April 3, 2024, April 23, 2024 and May 3, 2024;
●	The description of our Common Stock set forth in our registration statement on Form 8-A filed with the SEC on August 25, 2021, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Biotricity Inc.

203 Redwood Shores Parkway, Suite 600

Redwood City, CA 94065

(650) 832-1626

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

Amount
SEC registration fee	$373
Printing and engraving expenses	10,000
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Transfer agent and registrar fees and expenses	5,000
Total	$50,373

Item 15. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer provided that the person acted in good faith, on an informed basis and with a view to the interests of the corporation and it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s amended and restated articles of incorporation, as amended, and amended and restated bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statutes further provides for discretionary indemnification of directors, officers, employees and agents for damages by solely reason of the fact that the person is or was a director, officer, employee or agent of the corporation provided that the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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Item 16. Exhibits.

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (filed as Exhibit 3(i) to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on February 3, 2016 and incorporated herein by reference).
3.2	Amended and Restated By-Laws (filed as Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on February 3, 2016 and incorporated herein by reference).
3.3	Certificate of Designations of Series A Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on December 20, 2019 and incorporated herein by reference).
3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on July 5, 2023 and incorporated herein by reference).
3.5	Certificate of Designations of Series B Preferred Stock filed with the Secretary of State of Nevada on September 19, 2023 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on September 20, 2023 and incorporated herein by reference).
3.6	Certificate of Designation of Preferences, Rights and Limitations of Special Voting Preferred Stock of Biotricity Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on February 3, 2016 and incorporated herein by reference).
3.7	Exchangeable Share provisions with respect to the special rights and restrictions attached to Exchangeable Shares (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on February 3, 2016 and incorporated herein by reference).
3.8	Amended Certificate of Designations filed with the Secretary of State on April 1, 2024 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on April 3, 2024 and incorporated herein by reference).
5.1*	Opinion of Parsons Behle & Latimer
10.1	Form of Securities Purchase Agreement (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on March 26, 2024 and incorporated herein by reference).
10.2	Form of Registration Rights Agreement (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on March 26, 2024 and incorporated herein by reference).
10.3	Form of Voting Agreement (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 000-40761) filed with the SEC on March 26, 2024 and incorporated herein by reference).
23.1*	Consent of SRCO Professional Corporation, Independent Registered Accounting Firm
23.2*	Consent of Parsons Behle & Latimer (included in Exhibit 5.1)
24.1	Powers of Attorney (previously included on the signature page of the Registration Statement)
107*	Calculation of Filing Fee Tables
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Redwood City, State of California, on the 13th day of May, 2024.

BIOTRICITY, INC.

By:	/s/ Waqaas Al-Siddiq
Time:	Waqaas Al-Siddiq
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Waqaas Al-Siddiq	Chief Executive Officer and Director	May 15, 2024
Waqaas Al-Siddiq	(Principal Executive Officer)

/s/ John Ayanoglou *	Chief Financial Officer	May 15, 2024
John Ayanoglou	(Principal Financial Officer and Principal Accounting Officer)

/s/ David Rosa *	Director	May 15, 2024
David Rosa

/s/ Chester White *	Director	May 15 , 2024
Chester White

/s/ Ronald McClurg *	Director	May 15, 2024
Ronal McClurg

* By	/s/ Waqaas Al-Siddiq
Attorney-in-fact

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